Exhibit 12(l)

                                Toronto, Ontario








                                September 6, 2005

DuraVest, Inc.
37 Price Arthur Avenue, Suite 300
Toronto, Ontario
Canada M5R 1B2

Dear Sir;

     The undersigned have read and agree with the comments set out in Item 5.02 of the Form 8-K of DuraVest, Inc. (SEC File No 02-27569) dated September 8, 2005, insofar as these comments relate to our resignation from the Board of Directors of DuraVest, Inc..

                                         Very truly yours,


                                         /s/ Michael A. Eustace
                                         ----------------------
                                         Michael A. Eustace

                                         /s/ Patti Cooke
                                         ----------------------
                                         Patti Cooke